UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2019

SENSEONICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway
Germantown, MD  20876-7005

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SENS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02.                                        Results of Operations and Financial Condition.

On November 12, 2019, Senseonics Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the three and nine months ended September 30, 2019, as well as information regarding a conference call to discuss these financial results and the Company’s recent corporate highlights and outlook. This press release has been furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Jon Isaacson as Chief Financial Officer

On November 12, 2019, Jon Isaacson and the Company agreed that his service as the Company’s Chief Financial Officer would terminate, effective as of November 15, 2019, and that Mr. Isaacson would remain employed in an advisory capacity to support a transition of responsibilities through December 31, 2019 (the “transition period”). Mr. Isaacson’s separation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Isaacson’s departure, on November 12, 2019, the Company and Mr. Isaacson entered into a Severance Agreement and Release (the “Severance Agreement”). The Severance Agreement provides that Mr. Isaacson will continue to receive his current base salary through the transition period and, following the transition period, will be eligible to receive severance payments equal to continued payment of his base salary for six months, employee benefit coverage through June 30, 2020, and a payment of $100,000 representing approximately half of Mr. Isaacson’s target bonus in 2019. The Severance Agreement contains a release and certain restrictive covenants that are binding upon Mr. Isaacson.

The foregoing description of the Severance Agreement is not complete and is qualified in its entirety by reference to the Severance Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

(c) Appointment of Nick Tressler as Chief Financial Officer

On November 12, 2019, the Company’s board of directors appointed Nick Tressler as the Company’s Chief Financial Officer, effective as of November 15, 2019 (the “Effective Date”). Mr. Tressler will begin service as the Company’s principal financial officer and principal accounting officer as of the Effective Date.

Nick Tressler, age 46, has served as the Company’s Senior Director, Financial Planning and Analysis since March 2019.  Prior to joining the Company, Mr. Tressler served as a strategic and financial consultant for several biopharmaceutical companies from April 2018 to March 2019.  Prior to that, Mr. Tressler was the Vice President, Financial Planning and Analysis at Sucampo Pharmaceuticals, Inc., a public global biopharmaceutical company, from May 2016 to April 2018.  Prior to Sucampo, Mr. Tressler was a Site Controller at AstraZeneca PLC, a public global biopharmaceutical company, from 2013 to May 2016.  Mr. Tressler holds a M.B.A. from The Johns Hopkins University Carey Business School and a B.S. from the University of Maryland College Park Robert H. Smith School of Business.

There are no arrangements or understandings between Mr. Tressler and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Tressler and any of the Company’s directors or other executive officers.

Employment Agreement with Mr. Tressler

In connection with his appointment as Chief Financial Officer, on November 12, 2019, Mr. Tressler and the Company entered into an amended and restated employment agreement (the “employment agreement”), effective on the Effective Date.

Pursuant to the terms of his employment agreement, Mr. Tressler is entitled to an annual base salary of $340,000 and is eligible to receive an annual performance bonus of up to 40% of his annual base salary based upon the Company’s board of directors’ assessment of Mr. Tressler’s performance and the Company’s attainment of targeted goals as set by the board of directors in their sole discretion. In accordance with the employment agreement, Mr. Tressler will also be awarded an option to purchase 300,000 shares of common stock on the Effective Date with an exercise price equal to the closing price per share of the Company’s common stock on the Effective Date. 25% of the shares subject to the option vest on November 15, 2020 (the first anniversary of the Effective Date) and the remaining shares vest in 36 equal monthly installments thereafter, subject to Mr. Tressler’s continuous service through each applicable vesting date. If Mr. Tressler’s employment is terminated by us for reasons other than for cause or if he resigns for good reason (each as defined in his employment agreement), he would be entitled to receive severance payments equal to continued payment of his base salary for one year, a prorated portion of his target bonus for the year in which his service is terminated, employee benefit coverage for up to one year, and reimbursement of expenses owed to him through the date of his termination, subject to his execution of a release and the satisfaction of other specified conditions. If Mr. Tressler’s employment is terminated by us other than for cause or if he resigns for good reason, within one year after a change in control (as defined in his employment agreement), he would be entitled to the benefits described above, and 100% of his then unvested equity awards would become fully vested. Mr. Tressler has also entered into a ideas, inventions, competition and confidentiality agreement with the Company.

The foregoing description of Mr. Tressler’s employment agreement is not complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

(d) Appointment of Francine Kaufman to Board of Directors

On November 11, 2019, the Company’s board of directors appointed Francine Kaufman to serve as a director of the Company. Dr. Kaufman will serve as a Class I director whose term will expire at the 2020 annual meeting of stockholders.

There is no arrangement or understanding between Dr. Kaufman and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Dr. Kaufman and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Dr. Kaufman requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Dr. Kaufman is set forth below:

Francine Kaufman, age 68, has served as the Company’s Chief Medical Officer since March 2019. Prior to joining the Company, Dr. Kaufman served as Chief Medical Officer and Vice President of Global Clinical, Regulatory and Medical Affairs at Medtronic Diabetes from 2009 to January 2019. Prior to that, she served as Director of the Comprehensive Childhood Diabetes Center, and head of the Center for Endocrinology, Diabetes and Metabolism at Children’s Hospital Los Angeles from 1991 to 2009. Dr. Kaufman is also a Distinguished Professor Emerita of Pediatrics and Communications at the Keck School of Medicine and the Annenberg School of Communications of the University of Southern California. She was formerly the president of the American Diabetes Association in 2003 and chair of the National Diabetes Education Program from 2008 to 2009. Dr. Kaufman was also elected to the National Academy of Medicine in 2005. She was also an advisor to the Governor on the California Initiative on Health, Fitness and Obesity in 2007. Dr. Kaufman received her B.A. from Northwestern University and her M.D. from Chicago Medical School.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
Number	Description

99.1	Press Release of Senseonics Holdings, Inc. dated November 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2019	SENSEONICS HOLDINGS, INC.

	By:	/s/ Jon Isaacson
	Name:	Jon Isaacson
	Title:	Chief Financial Officer